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                                                                    EXHIBIT 12.1

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
                                                        Jameson Inns, Inc.
                                    Calculation of Ratios of Earnings to Combined Fixed Charges
                                                   and Preferred Stock Dividends

                                                       December 31,                                     Pro Forma
                              --------------------------------------------------------------     ------------------------
                                 1994         1995         1996         1997        1998             1994         1998
                              --------------------------------------------------------------     ------------------------
Consolidated income before
  extraordinary items         $1,311,157   $1,791,268   $4,040,809   $6,595,132   $5,807,051     $1,424,000   $ 9,590,129
Interest                         305,130    1,503,373    1,292,427      698,203    1,542,133        187,000     7,805,930
Amortization                      34,312       87,151       93,085       79,515      114,107            --        114,107
                              --------------------------------------------------------------     ------------------------
     Earnings                 $1,650,599   $3,381,792   $5,426,321   $7,372,850   $7,463,291     $1,611,000   $17,510,166
                              ==============================================================     ========================

Interest                      $  305,130   $1,503,373   $1,292,427   $  698,203   $1,542,133     $  187,000   $ 7,805,930
Amortization                      34,312       87,151       93,085       79,515      114,107            --        114,107
Preferred stock dividends            --       489,949          --           --     2,188,050            --      6,023,250
Interest capitalized during
  the period                     182,569      381,508      526,130      637,290    1,125,935        183,000     1,125,935
                              --------------------------------------------------------------     ------------------------
     Fixed Charges            $  522,011   $2,461,981   $1,911,642   $1,415,008   $4,970,225     $  370,000   $15,069,222
                              ==============================================================     ========================

Ratio of earnings to fixed
  charges and preferred
  stock dividends                   3.16         1.37         2.84         5.21         1.50            4.35         1.16
                              ==============================================================     ========================

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